UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 677-3870

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001	ATNM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Annual Meeting of Stockholders

On November 25, 2019, Actinium Pharmaceuticals, Inc. announced that its 2019 Annual Meeting of Stockholders will be held on Wednesday, December 18, 2019, at 9:30 a.m. (Eastern Time) at The Garden City Hotel, 45 Seventh St, Garden City, NY 11530. The purpose of the meeting, which is more fully described in the Definitive Proxy Statement filed on November 25, 2019 with the Securities and Exchange Commission and mailed to shareholders of record as of November 15, 2019 is as follows:

1.	To elect Ajit S. Shetty as a Class III director to serve for a three-year term that expires at the 2022 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal; and

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To approve the Actinium Pharmaceuticals, Inc. 2019 Stock Plan, that may be implemented at the discretion of our Board of Directors before December 18, 2020 without further approval or authorization of our stockholders, to issue 10,000,000 shares of common stock available for issuance thereunder (Options and Restricted Stock or other awards) to attract and retain the best available personnel and to support planned hiring efforts as the company grows; and

4.	To ensure that we are able to maintain compliance with the listing standards of the NYSE AMERICAN exchange we are seeking authorization for the Board of Directors, subject to their discretion, to effect a reverse stock split or alternately abandon such action depending on the stock price. The NYSE AMERICAN listing standards require that an issuers stock not fall below $0.20 on a 30-day average and include an automatic delisting, which would occur immediately if such stock trades at or below $0.06 at any time. While our stock is not at these levels, to prevent such an occurrence, we seek approval to amend our certificate of incorporation for our Board of Directors to be authorized to effect a reverse stock split at a ratio not greater than 1-for-75 at its discretion.

The exact ratio is to be set at the discretion of our Board of Directors before December 18, 2020 without further approval or authorization of our stockholders. If the Board of Directors effects the reverse split, they will take into consideration the price of our common stock at that time to determine the exact ratio so that the price of our common stock be above a certain share price threshold such as $1.00 per share, which is a price level many institutional investors cannot invest below or above $5.00 per share, which, if below, is considered a “Penny Stock” that precludes many brokerage firms and institutional investors from investing. The Board of Directors may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion; and

5.	To approve an amendment to our Certificate of Incorporation to increase the number of shares of common stock, par value $0.001 per share, the corporation is authorized to issue by 400,000,000; and

6.	To hold a non-binding advisory vote on the compensation of our named executive officers; and.

7.	To hold a non-binding advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

Effective November 29, 2019, Anil Kapur, our Chief Commercial Officer, is resigning from the Company to pursue other opportunities. There was no disagreement on any matter relating to the Company’s operations, policies or practices.

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Dated: November 25, 2019	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Sandesh Seth
	Name:	Sandesh Seth
	Title:	CEO & Chairman

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